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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-101795, 333-72882, 333-66372, 333-39881,
333-53174, 33-39883, 33-56501, 33-48162, 33-41203, 333-01111, 333-73113,
333-73115, 333-73117, 333-30954, and 333-90047), and Form S-3 (Nos. 333-105275,
333-99831, 333-54546, 33-57517, 33-52679 and 333-82999) of AmeriCredit Corp. of
our report dated August 25, 2003, except for Note 7 which is as of September 18, 2003, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Houston, Texas
September 29, 2003